Exhibit (d)(3)

NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (“Agreement”) dated April 15, 2014 (the “Effective Date”), between World Energy Solutions, Inc., a Delaware corporation (“World Energy”) with offices at 100 Front Street, Worcester, Massachusetts 01608 and EnerNOC, Inc., a Delaware corporation located at One Marina Park Drive, Boston, Massachusetts 02210 (“ENOC”).

1. Background. World Energy and ENOC (the “parties”) intend to engage in discussions and negotiations concerning a possible transaction or business relationship between them. In the course of such discussions and negotiations and in the course of any such transaction or business relationship, it is anticipated that each party will disclose or deliver to the other party and to the other party’s directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers, financial advisors and members of advisory boards) (collectively, “Representatives”) certain of its trade secrets or confidential or proprietary information for the purposes of enabling the other party to evaluate the feasibility of such transaction or business relationship and to perform its obligations and exercise its rights under any such transaction or business relationship that is agreed to between the parties (the “Purposes”). The parties have entered into this Agreement in order to assure the confidentiality of such trade secrets and confidential or proprietary information in accordance with the terms of this Agreement. As used in this Agreement, the party disclosing Proprietary Information (as defined below) is referred to as the “Disclosing Party”; the party receiving such Proprietary Information is referred to as the “Recipient”.

2. Proprietary Information. As used in this Agreement, the term “Proprietary Information” shall mean all trade secrets or confidential or proprietary information designated as such in writing by the Disclosing Party, whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed by the Disclosing Party to the Recipient. Notwithstanding the foregoing, information which is orally or visually disclosed to the Recipient by the Disclosing Party, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall constitute Proprietary Information if it would be apparent to a reasonable person, familiar with the Disclosing Party’s business and the industry in which it operates, that such information is of a confidential or proprietary nature the maintenance of which is important to the Disclosing Party. In addition, the term “Proprietary Information” shall be deemed to include: (a) any notes, analyses, compilations, studies, interpretations, memoranda or other documents prepared by the Recipient or its Representatives which contain, reflect or are based upon, in whole or in part, any Proprietary Information furnished to the Recipient or its Representatives pursuant hereto; and (b) the existence or status of, and any information concerning, the discussions between the parties concerning the possible transaction or business relationship.

3. Use and Disclosure of Proprietary Information. The Recipient and its Representatives shall use the Proprietary Information of the Disclosing Party only for the Purposes and such Proprietary Information shall not be used for any other purpose without the prior written consent of the Disclosing Party. The Recipient and its Representatives shall hold in confidence, and shall not disclose any Proprietary Information of the Disclosing Party; provided. however, that (i) the Recipient may make any disclosure of such information to which the Disclosing Party gives its prior written consent; and (ii) any of the Proprietary Information may be disclosed by the Recipient to its Representatives who need to know such information in connection with the Purposes and who are informed of the confidential nature of such information and of the terms of this Agreement. In any event, the Recipient shall be responsible for any breach of this Agreement by any of its Representatives, and agrees, at its sole expense, to take reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of the Proprietary Information, Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not prohibit the Recipient from disclosing Proprietary Information of the Disclosing Party to the extent required in order for the Recipient to comply with applicable laws and regulations, provided that the Recipient provides prior written notice of such required disclosure to the Disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

4. Limitation on Obligations. The obligations of the Recipient specified in Section 3 above shall not apply, and the Recipient shall have no further obligations, with respect to any Proprietary Information to the extent that such Proprietary Information:

(a) is generally known to the public at the time of disclosure or becomes generally known without Recipient or its Representatives violating this Agreement;

(b) is in the Recipient’s possession at the time of disclosure;

(c) becomes known to the Recipient through disclosure by sources other than the Disclosing Party without such sources violating any confidentiality obligations to the Disclosing Party; or

(d) is independently developed by the Recipient without reference to or reliance upon the Disclosing Party’s Proprietary Information.

5. Ownership of Proprietary Information. The Recipient agrees that it shall not receive any right, title or interest in, or any license or right to use, the Disclosing Party’s Proprietary Information or any patent, copyright, trade secret, trademark or other intellectual property rights therein, by implication or otherwise. Each of the parties hereto represents, warrants and covenants that the trade secrets which it discloses to the other party pursuant to this Agreement have not been stolen, appropriated, obtained or converted without authorization.

6. Return of Proprietary Information. The Recipient shall, upon the written request of the Disclosing Party, return to the Disclosing Party all Proprietary Information received by the Recipient or its Representatives from the Disclosing Party (and all copies and reproductions thereof). In addition, the Recipient shall destroy: (i) any notes, reports or other documents prepared by the Recipient which contain Proprietary Information of the Disclosing Party; and (ii) any Proprietary Information of the Disclosing Party (and all copies and reproductions thereof) which is in electronic form or cannot otherwise be returned to the Disclosing Party. Alternatively, upon written request of the Disclosing Party, the Recipient shall destroy all Proprietary Information received by the Recipient or its Representatives from the Disclosing Party (and all copies and reproduction thereof) and any notes, reports or other documents prepared by the Recipient which contain Proprietary Information of the Disclosing Party. Notwithstanding the return or destruction of the Proprietary Information, the Recipient and its Representatives will continue to be bound by their obligations of confidentiality and other obligations hereunder.

7. Securities. Recipient represents that it is aware, and will advise its representatives who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the applicable federal and state securities laws on the purchase or sale of securities by any person who has received material, non-public information regarding a company with publicly traded securities, as well as the restrictions making it unlawful to communicate such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell securities in reliance upon such information.

8. Non-Solicitation of Employees Covenant. Each party agrees that during the term of this Agreement and for the period of two (2) years after the termination of this Agreement, it will not, either directly or through others solicit or attempt to solicit any employee of the other party with whom such party came into contact with during the evaluation of a possible transaction between the parties to become an employee, consultant or independent contractor to or for itself or any of its affiliates; provided,-however, that nothing contained herein shall be deemed to prohibit any party, either directly or through others, from (i) conducting any general solicitation not specifically targeted at any such employee, and, for the avoidance of doubt, the hiring or engagement by a party of any employee of the other party who responds to such general advertising or who approaches such party or any of its affiliates without any solicitation or inducement to leave the employ of the other party or any of its affiliates shall not be deemed a breach of this Section 8, or (ii) soliciting for employment or hiring any employee of the other party or any of its affiliates who was terminated by the other party or any of its affiliates; each subject to such employee’s restrictive covenants

9. Miscellaneous.

(a) This Agreement supersedes all prior agreements, written or oral, between the parties relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged, in whole or in part, except by an agreement in writing signed by the parties.

(b) This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

(c) This Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

(d) The provisions of this Agreement are necessary for the protection of the business and goodwill of the parties and are considered by the parties to be reasonable for such purpose. The Recipient agrees that any breach of this Agreement will cause the Disclosing Party substantial and irreparable injury and, therefore, in the event of any such breach, in addition to other remedies which may be available, the Disclosing Party shall have the right to specific performance and other injunctive and equitable relief.

(e) The confidentiality obligations imposed by this Agreement shall continue with respect to a particular item of Proprietary Information until the fifth anniversary of the disclosure of such Proprietary Information to Recipient pursuant to this Agreement; provided, however, that the confidentiality obligations imposed by this Agreement with respect to source code included in the Proprietary Information shall continue in perpetuity.

(f) For the convenience of the parties, this Agreement may be executed by facsimile and in counterparts, each of which shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on both parties.

EXECUTED as a sealed instrument as of the day and year first set forth above.

WORLD ENERGY SOLUTIONS, INC.		ENERNOC, INC.

By:	/s/ Philip V. Adams	By:	/s/ Matthew J. Cushing

Name:	Philip V. Adams	Name:	Matthew J. Cushing

Title:	CEO	Title:	General Counsel & VP.

Date:	4/15/14	Date:	April 15, 2014

AMENDMENT NO. 1 TO NON-DISCLOSURE AGREEMENT

This Amendment No. 1 to Non-Disclosure Agreement (the “Amendment”), dated June 11, 2014, between World Energy Solutions, Inc., a Delaware corporation (“World Energy”) with offices at 100 Front Street, Worcester, MA, 01608 and EnerNOC, Inc., a Delaware corporation located at One Marina Park Drive, Boston, Massachusetts 02210 (“ENOC”), is entered into in order to amend the Non-Disclosure Agreement dated April 15, 2014 between World Energy and ENOC (the “Original Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Original Agreement.

To further facilitate a possible transaction or business relationship between World Energy and ENOC and to allow for more effective diligence review, each of the parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1. Exclusivity and Standstill. A new section 8 A shall be inserted as follows:

8A. (1) Standstill Agreement. In consideration of the Proprietary Information being provided by World Energy to ENOC, ENOC agrees that until March 11, 2015 (“Standstill Period”), neither ENOC nor any of its affiliates or its or their respective officers, directors, investment bankers, attorneys, accountants, financial advisors, agents and other representatives (collectively, the “Representatives”) acting on ENOC’s behalf will, unless specifically invited in writing by World Energy’s Board of Directors or its duly authorized representative:

(i) acquire, offer to acquire, or agree to acquire or beneficially own, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities, or any indebtedness of World Energy or any subsidiary thereof, or any successor entity;

(ii) make, effect, initiate, cause or participate in any acquisition of any assets of World Energy or any subsidiary thereof, or any successor entity;

(iii) make, effect, initiate, cause or participate in, or make any public announcement with respect to, or submit a proposal for, any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving World Energy or any subsidiary of the other party, or involving any securities or assets of World Energy or any securities or assets of any subsidiary of World Energy;

(iv) make, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in Rule 14a-1 under the Securities Exchange Act of 1934 (the “34 Act”)) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of World Energy;

(v) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the 34 Act) in connection with any of the foregoing or act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of World Energy;

(vi) enter into any discussions, negotiations, arrangements or agreements with any other person relating to any of the foregoing;

(vii) request World Energy or any of World Energy’s Representatives to amend or waive any provisions of this paragraph in a manner that would require public disclosure of such request; or

(viii) take any action that could reasonably be expected to require World Energy to make a public announcement regarding the possibility of any of the events described in sub-clauses (i) through (vii);

provided, however, that none of the foregoing restrictions set forth in this Section 8A shall prohibit ENOC from seeking to acquire or acquiring any securities of another business entity that provides energy related goods or services and that already beneficially owns securities of World Energy, but expressly excluding a trust, hedge fund or other similar investment vehicle or any current 5% holders of World Energy that have filed a Schedule 13D or Schedule 13G with the Securities and Exchange Commission. Notwithstanding the foregoing provisions of this paragraph 8A, the foregoing restrictions set forth in this Section 8A shall automatically be inoperative, terminate and be of no further force and effect if (A) World Energy enters into a definitive agreement with respect to a merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or other transaction involving the sale, transfer, issuance or exchange of all or a controlling portion of World Energy’s equity securities (or securities convertible into such controlling interest) or any material assets of World Energy or its affiliates or subsidiaries representing more than fifty percent (50%) of the consolidated earning power of World Energy and its affiliates or subsidiaries (any of such transactions referred to herein as an “Acquisition Transaction”), (B) World Energy shall have become insolvent, made an assignment for the benefit of creditors or voluntarily or involuntarily filed a petition for bankruptcy, or (C) World Energy, its board of directors or any of its Representatives (i) solicits offers in respect of an Acquisition Transaction (whether through a confidential investment banker-led “process” or otherwise) or (ii) publicly announces an intent to pursue an Acquisition Transaction and fails to (i) with respect to clause (C)(i) above, solicit an offer from ENOC; or (ii) with respect to clause C(ii), invite ENOC to participate in any process for the evaluation, negotiation and pursuit of the Acquisition Transaction described in such public announcement. World Energy acknowledges that in connection with the evaluation of a possible business relationship or transaction, ENOC may receive material non-public information regarding World Energy and that federal and state securities laws restrict the trading of securities by a person who has received material non-public information. Following termination of the foregoing restrictions in this Section 8A, ENOC and its Representatives shall be permitted (notwithstanding any other provision of this Agreement) to consider Proprietary Information in formulating, negotiating, and pursuing an Acquisition Transaction by ENOC.

Notwithstanding anything to the contrary in this Section 8A, during the Standstill Period, ENOC shall be permitted at any time and from time to time to submit to the President and/or Chief Executive Officer of World Energy one or more offers, proposals or indications of interest related to a transaction between the parties, provided that each such submission is made on a confidential basis and states that ENOC does not intend to make a public announcement related to such submission or its text or contents and that ENOC believes, after discussion with its counsel, that the receipt thereof by World Energy does not require public disclosure of such submission.

(2) Exclusivity. In consideration of ENOC agreeing to the Standstill Agreement above, World Energy agrees that during the period commencing on the signature of this Amendment No. 1 and ending at 5:30 p.m. in Boston, MA, on June 27, 2014 (the “Exclusivity Period”), World Energy shall not, and shall cause its directors, President/Chief Executive Officer, Chief Financial Officer, investment bankers, attorneys and other financial advisors (collectively, the “World Energy Representatives”) not to, directly or indirectly:

(i)	initiate, solicit, encourage (including by way of providing information), facilitate or induce the submission of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any Acquisition Transaction;

(ii)	engage or participate in any discussions, negotiations or communications regarding, or provide or cause to be provided any non-public information or data relating to World Energy or any of its subsidiaries in connection with, or have any discussions with any person relating to, any actual or proposed Acquisition Transaction, or otherwise encourage or facilitate any effort or attempt to make or implement any Acquisition Transaction;

(iii)	approve, endorse or recommend, or publicly propose or announce an intention to approve, endorse or recommend, any Acquisition Transaction;

(iv)	enter into any letter of intent, agreement in principle, merger agreement, financing agreement, acquisition agreement, option agreement or other similar agreement relating to any Acquisition Transaction; or

(v)	approve any transaction or any third party becoming an “interested stockholder” under Section 203 of the Delaware General Corporation Law or otherwise exempt any person from any applicable takeover statute.

World Energy agrees that it shall take all necessary steps to promptly inform the World Energy Representatives involved in the transactions contemplated hereby of the obligations undertaken in this Amendment.

Except as expressly set forth in Section 8A(1) hereof, the expiration of the Exclusivity Period hereunder will not terminate or otherwise affect any of the other provisions of this Agreement.

2. No Other Amendments. Except as expressly amended hereby, the Original Agreement shall remain in full force and effect in all respects.

3. Miscellaneous.

(a) This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

(c) This Amendment shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

(d) The provisions of this Amendment are necessary for the protection of the business and goodwill of the patties and are considered by the parties to be reasonable for such purpose. The Recipient agrees that any breach of this Amendment will cause the Disclosing Party substantial and irreparable injury and, therefore, in the event of any such breach, in addition to other remedies which may be available, the Disclosing Party shall have the right to specific performance and other injunctive and equitable relief.

(e) For the convenience of the parties, this Amendment may be executed by portable document format (pdf) copy or other facsimile and in counterparts, each of which shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on both parties.

EXECUTED as a sealed instrument as of the day and year first set forth above.

WORLD ENERGY SOLUTIONS, INC.		ENERNOC, INC.

By:	/s/ Philip V. Adams	By:	/s/ Neil Moses

Name:	Philip V. Adams	Name:	Neil Moses

Title:	CEO	Title:	COO

AMENDMENT NO. 2 TO NON-DISCLOSURE AGREEMENT

This Amendment No. 2 to Non-Disclosure Agreement (the “Amendment”), dated August 20, 2014 (the “Effective Date”), between World Energy Solutions, Inc., a Delaware corporation (“World Energy”) with offices at 100 Front Street, Worcester, MA, 01608 and EnerNOC, Inc., a Delaware corporation located at One Marina Park Drive, Boston, Massachusetts 02210 (“ENOC”), is entered into in order to amend the Non-Disclosure Agreement dated April 15, 2014 between World Energy and ENOC (the “Original Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Original Agreement.

To further facilitate a possible transaction or business relationship between World Energy and ENOC and to allow for more effective diligence review, each of the parties, intending to be legally bound, hereby amend the Original Agreement, as amended, as follows:

1. Exclusivity and Standstill. Section 8A shall be amended and restated as follows:

8A. (1) Standstill Agreement. In consideration of the Proprietary Information being provided by World Energy to ENOC, ENOC agrees that until June 12, 2015 (“Standstill Period”), neither ENOC nor any of its affiliates or its or their respective officers, directors, investment bankers, attorneys, accountants, financial advisors, agents and other representatives (collectively, the “Representatives”) acting on ENOC’s behalf will, unless specifically invited in writing by World Energy’s Board of Directors or its duly authorized representative:

(i) acquire, offer to acquire, or agree to acquire or beneficially own, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities, or any indebtedness of World Energy or any subsidiary thereof, or any successor entity;

(ii) make, effect, initiate, cause or participate in any acquisition of any assets of World Energy or any subsidiary thereof, or any successor entity;

(iii) make, effect, initiate, cause or participate in. or make any public announcement with respect to, or submit a proposal for, any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving World Energy or any subsidiary of the other party, or involving any securities or assets of World Energy or any securities or assets of any subsidiary of World Energy;

(iv) make, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in Rule 14a-1 under the Securities Exchange Act of 1934 (the “34 Act”)) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of World Energy;

(v) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the 34 Act) in connection with any of the foregoing or act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of World Energy;

(vi) enter into any discussions, negotiations, arrangements or agreements with any other person relating to any of the foregoing;

(vii) request World Energy or any of World Energy’s Representatives to amend or waive any provisions of this paragraph in a manner that would require public disclosure of such request; or

(viii) take any action that could reasonably be expected to require World Energy to make a public announcement regarding the possibility of any of the events described in sub-clauses (i) through (vii);

provided, however, that none of the foregoing restrictions set forth in this Section 8A shall prohibit ENOC from seeking to acquire or acquiring any securities of another business entity that provides energy related goods or services and that already beneficially owns securities of World Energy, but expressly excluding a trust, hedge fund or other similar investment vehicle or any current 5% holders of World Energy that have filed a Schedule 13D or Schedule 13G with the Securities and Exchange Commission. Notwithstanding the foregoing provisions of this paragraph 8A, the foregoing restrictions set forth in this Section 8A shall automatically be inoperative, terminate and be of no further force and effect if (A) World Energy enters into a definitive agreement with respect to a merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or other transaction involving the sale, transfer, issuance or exchange of all or a controlling portion of World Energy’s equity securities (or securities convertible into such controlling interest) or any material assets of World Energy or its affiliates or subsidiaries representing more than fifty percent (50%) of the consolidated earning power of World Energy and its affiliates or subsidiaries (any of such transactions referred to herein as an “Acquisition Transaction”), (B) World Energy shall have become insolvent, made an assignment for the benefit of creditors or voluntarily or involuntarily filed a petition for bankruptcy, or (C) World Energy, its board of directors or any of its Representatives (i) solicits offers in respect of an Acquisition Transaction (whether through a confidential investment banker-led “process” or otherwise) or (ii) publicly announces an intent to pursue an Acquisition Transaction and fails to (i) with respect to clause (C)(i) above, solicit an offer from ENOC; or (ii) with respect to clause (C)(ii), invite ENOC to participate in any process for the evaluation, negotiation and pursuit of the Acquisition Transaction described in such public announcement. World Energy acknowledges that in connection with the evaluation of a possible business relationship or transaction, ENOC may receive material non-public information regarding World Energy and that federal and state securities laws restrict the trading of securities by a person who has received material non-public information. Following termination of the foregoing restrictions in this Section 8A, ENOC and its Representatives shall be permitted (notwithstanding any other provision of this Agreement) to consider Proprietary Information in formulating, negotiating, and pursuing an Acquisition Transaction by ENOC.

Notwithstanding anything to the contrary in this Section 8A, during the Standstill Period, ENOC shall be permitted at any time and from time to time to submit to the President and/or Chief Executive Officer of World Energy one or more offers, proposals or indications of interest related to a transaction between the parties, provided that each such submission is made on a confidential basis and states that ENOC does not intend to make a public announcement related to such submission or its text or contents and that ENOC believes, after discussion with its counsel, that the receipt thereof by World Energy does not require public disclosure of such submission.

(2) Exclusivity. In consideration of ENOC agreeing to the Standstill Agreement above, World Energy agrees that during the period commencing on the Effective Date and ending at 5:30 p.m. in Boston, MA, on the forty-fifth day following the Effective Date (the “Exclusivity Period”), World Energy shall not, and shall cause its directors, President/Chief Executive Officer, Chief Financial Officer, other employees, investment bankers, attorneys, financial advisors and other advisors or agents (collectively, the “World Energy Representatives”) not to, directly or indirectly:

(i)	initiate, solicit, encourage (including by way of providing information), facilitate or induce the submission of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any Acquisition Transaction;

(ii)	engage or participate in any discussions, negotiations or communications regarding, or provide or cause to be provided any non-public information or data relating to World Energy or any of its subsidiaries in connection with, or have any discussions with any person relating to, any actual or proposed Acquisition Transaction , or otherwise encourage or facilitate any effort or attempt to make or implement any Acquisition Transaction;

(iii)	approve, endorse or recommend, or publicly propose or announce an intention to approve, endorse or recommend, any Acquisition Transaction;

(iv)	enter into any letter of intent, agreement in principle, merger agreement, financing agreement, acquisition agreement, option agreement or other similar agreement relating to any Acquisition Transaction; or

(v)	approve any transaction or any third party becoming an “interested stockholder” under Section 203 of the Delaware General Corporation Law or otherwise exempt any person from any applicable takeover statute.

World Energy agrees that it shall take all necessary steps to promptly inform the World Energy Representatives involved in the transactions contemplated hereby of the obligations undertaken in this Amendment.

Except as expressly set forth in Section 8A(1) hereof, the expiration of the Exclusivity Period hereunder will not terminate or otherwise affect any of the other provisions of this Agreement.

2. No Other Amendments. Except as expressly amended hereby, the Original Agreement shall remain in full force and effect in all respects.

3. Miscellaneous.

(a) This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

(c) This Amendment shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

(d) The provisions of this Amendment are necessary for the protection of the business and goodwill of the parties and are considered by the parties to be reasonable for such purpose. The Recipient agrees that any breach of this Amendment will cause the Disclosing Party substantial and irreparable injury and, therefore, in the event of any such breach, in addition to other remedies which may be available, the Disclosing Party shall have the right to specific performance and other injunctive and equitable relief.

(e) For the convenience of the parties, this Amendment may be executed by portable document format (pdf) copy or other facsimile and in counterparts, each of which shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on both parties.

EXECUTED as a sealed instrument as of the day and year first set forth above.

WORLD ENERGY SOLUTIONS, INC.		ENERNOC, INC.

By:	/s/ Philip Adams	By:	/s/ Matthew J. Cushing

Name:	Philip Adams	Name:	Matthew J. Cushing

Title:	CEO	Title:	GC & VP

AMENDMENT NO. 3 TO NON-DISCLOSURE AGREEMENT

This Amendment No. 3 to Non-Disclosure Agreement (the “Amendment”), dated October 3, 2014 (the “Effective Date”), between World Energy Solutions, Inc., a Delaware corporation (“World Energy”) with offices at 100 Front Street, Worcester, MA, 01608 and EnerNOC, Inc., a Delaware corporation located at One Marina Park Drive, Boston, Massachusetts 02210 (“ENOC”), is entered into in order to amend the Non-Disclosure Agreement dated April 15, 2014 between World Energy and ENOC, as amended by Amendment No.1 to Non-Disclosure Agreement, dated June 12, 2014, and Amendment No.2 to Non-Disclosure Agreement, dated August 20, 2014 (the “Original Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Original Agreement.

To further facilitate a possible transaction or business relationship between World Energy and ENOC and to allow for more effective diligence review, each of the parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1. Non-Solicitation of Employees. Section 8 shall be amended and restated as follows:

Each party agrees that for the period of two (2) years from the date of the Original Agreement, it will not, either directly or through others, hire, solicit, induce or cause, or attempt to hire, solicit, induce or cause, any person who at any time during the term of this Agreement is an employee of, or a consultant or independent contractor regularly providing services to, the other party or its affiliates (each, a “Covered Person”) to become an employee of, consultant or independent contractor to or for itself or any of its affiliates; provided, however, that nothing contained herein shall be deemed to prohibit any party, either directly or through others, from (i) conducting any general advertising not specifically targeted at any Covered Person, (ii) after the period ending six (6) months following the termination of the Exclusivity Period, as extended herein and from time to time hereafter, the hiring or engagement by a party of any Covered Person of the other party who responds to such general advertising (as referenced in clause (i) above) or who approaches such party or any of its affiliates without any solicitation or inducement to leave the employ of the other party or any of its affiliates , or (iii) soliciting for employment or hiring any Covered Person of the other party or any of its affiliates who was terminated by the other party or any of its affiliates, after the period ending nine (9) months following the termination of such Covered Person by the other party; subject, in each case described in clauses (ii) and (iii), to such Covered Person’s restrictive covenants.

2. Exclusivity. Notwithstanding anything in the Original Agreement to the contrary, by signing below both parties agree to extend the Exclusivity Period until 5:30 p.m. in Boston, MA, on October 15, 2014.

2. No Other Amendments. Except as expressly amended hereby, the Original Agreement shall remain in full force and effect in all respects.

3. Miscellaneous.

(a) This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

(c) This Amendment shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

(d) The provisions of this Amendment are necessary for the protection of the business and goodwill of the parties and are considered by the parties to be reasonable for such purpose. The Recipient agrees that any breach of this Amendment will cause the Disclosing Party substantial and irreparable injury and, therefore, in the event of any such breach, in addition to other remedies which may be available, the Disclosing Party shall have the right to specific performance and other injunctive and equitable relief.

(e) For the convenience of the parties, this Amendment may be executed by portable document format (pdf) copy or other facsimile and in counterparts, each of which shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on both parties.

EXECUTED as a sealed instrument as of the day and year first set forth above.

WORLD ENERGY SOLUTIONS, INC.		ENERNOC, INC.

By:	/s/ Philip V. Adams	By:	/s/ Matthew J. Cushing

Name:	Philip V. Adams	Name:	Matthew J. Cushing

Title:	CEO	Title:	General Counsel & Vice President

[ON COMPANY LETTERHEAD]

CONFIDENTIAL (Via E-mail Attachment)

October 15, 2014

World Energy Solutions, Inc.

100 Front Street, 20th Floor

Worcester, MA 01680

Attention: Philip V. Adams, President & Chief Executive Officer

RE: Project Wolf

Dear Phil:

Reference is made to that certain Non-Disclosure Agreement, dated April 15, 2014, as amended, between World Energy Solutions, Inc. and EnerNOC, Inc. (the “NDA”). Notwithstanding anything in the NDA to the contrary, by signing below both parties agree to extend the Exclusivity Period (as defined in the NDA) until 5:30 p.m. in Boston, MA, on October 31, 2014.

No other changes are being made to the NDA. Please sign below to signify your acceptance of this extension.

Very truly yours,

By:	/s/ Neil Moses

Name:	Neil Moses

Title:	Chief Operating Officer and Chief Financial Officer

Accepted and agreed as of the date first written above:

World Energy Solutions, Inc.

By:	/s/ Philip V. Adams

Name:	Philip V. Adams

Title:	CEO

[ON COMPANY LETTERHEAD]

CONFIDENTIAL (Via E-mail Attachment)

November 3, 2014

World Energy Solutions, Inc.

100 Front Street, 20th Floor

Worcester, MA 01680

Attention: Philip V. Adams, President & Chief Executive Officer

RE: Project Wolf

Dear Phil:

Reference is made to that certain Non-Disclosure Agreement, dated April 15, 2014, as amended, between World Energy Solutions, Inc. and EnerNOC, Inc. (the “NDA”). Notwithstanding anything in the NDA to the contrary, by signing below both parties agree to extend the Exclusivity Period (as defined in the NDA) until 5:30 p.m. in Boston, MA, on November 3, 2014.

No other changes are being made to the NDA. Please sign below to signify your acceptance of this extension.

Very truly yours,

By:	/s/ Neil Moses

Name:	Neil Moses

Title:	Chief Operating Officer and Chief Financial Officer

Accepted and agreed as of the date first written above:

World Energy Solutions, Inc.

By:	/s/ Philip V. Adams

Name:	Philip V. Adams

Title:	President & Chief Executive Officer